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                                                                    EXHIBIT 21.1

                       RENAL CARE GROUP, INC. SUBSIDIARIES

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
1.       RCG Mississippi, Inc.                                  46.      Hutchison Dialysis, LLC
2.       Renal Care Group of the Midwest, Inc.                  47.      Renal Care Group Michigan, Inc.
3.       Renal Care Group Texas, Inc.                           48.      RCG  Martin, LLC
4.       D.M.N. of Indiana Corporation                          49.      Renal Care Group Northwest, Inc.
5.       RCG University Division, Inc.                          50.      Pacific Northwest Renal Services, LLC
6.       Renal Care Group of the Southeast, Inc.                51.      Michigan Home Dialysis Center, Inc.
7.       Renal Care Group East, Inc.                            52.      RCG Columbus, L.L.C.
8.       Renal Care Group Arizona, Inc.                         53.      RCG Lake Village, LLC
9.       Northeast Alabama Kidney Clinic, Inc.                  54.      Summit Renal Care, LLC
10.      Dialysis Management Corporation                        55.      RenalNet Arizona, Inc.
11.      RCG PA Merger Corp.                                    56.      Wisconsin Renal Care Group, L.L.C.
12.      RCG Indiana, LLC                                       57.      SSKG Inc.
13.      RenaLab, Inc.                                          58.      Dialysis Centers of America - Illinois, Inc.
14.      RCG Finance, Inc.                                      59.      Renal Care Group Alaska, Inc.
15.      RenalPartners, Inc.                                    60.      Renal Care Group Southwest Holdings, Inc.
16.      RenalNet, Inc.                                         61.      Renal Care Group Southwest, L.P.
17.      R.C.G. Supply Company                                  62.      RCG West Health Supply, L.C.
18.      RCG Brandon, LLC                                       63.      Kidney Disease Centers of the Ozarks, LLC
19.      RCG Pikeville, LLC                                     64.      Renal Care Group Beaumont, L.P.
20.      RCG Southaven, LLC                                     65.      Renal Care Group Ohio, Inc.
21.      Southern Ocean County Dialysis Clinic, LLC             66.      Physicians Dialysis Company, Inc.
22.      Renal Institute of Central Jersey, LLC                 67.      Diabetes Care Group, Inc.
23.      Saint Louis Renal Care, LLC                            68.      RCG Memphis, LLC
24.      Saint Louis Supply Company, LLC                        69.      Renal Care Group-Harlingen, L.P.
25.      Ohio Renal Care Group, LLC                             70.      Renal Care Group South New Mexico, LLC
26.      Ohio Renal Care Supply Company, LLC                    71.      Overland Trails Renal Care Group, LLC
27.      Elyria Renal Care, LLC                                 72.      THC/PNRS, LLC
28.      Wound Care Group, Inc.                                 73.      Inland  Northwest Renal Care Group, LLC
29.      STAT Dialysis Corporation                              74.      Inland Northwest Renal Care Group-Idaho, LLC
30.      Brownsville Kidney Center, Ltd.                        75.      Three Rivers Dialysis Services, LLC
31.      El Paso Kidney Center East, Ltd.                       76.      Lakewood Dialysis Services, LLC
32.      Angleton Dialysis, Inc.                                77.      RCG Arlington Heights, LLC
33.      Brazoria Kidney Center, Inc.                           78.      Maumee Dialysis Services, LLC
34.      Fondren Dialysis Clinic, Inc.                          79.      Renal Dimensions, LLC
35.      Wharton Dialysis, Inc.                                 80.      Arizona Renal Investments, LLC
36.      Stuttgart Dialysis, LLC                                81.      Renal Care Group Central Memphis, LLC
37.      KDCO, Inc.                                             82.      RCG Memphis East, LLC
38.      Little Rock Dialysis, Inc.                             83.      RCG Tunica, LLC
39.      Jefferson County Dialysis, Inc.                        84.      Renal Care Group of the Rockies, LLC
40.      Lawton Dialysis, Inc.                                  85.      Renal Care Group Tupelo, LLC
41.      Northwest Dialysis, Inc.                               86.      Brick Dialysis Center, LLC
42.      Four State Regional Dialysis Center, Inc.              87.      Columbus Area Renal Alliance, LLC
43.      Fort Scott Regional Dialysis Center, Inc.              88.      Kentucky Renal Care Group, LLC
44.      Miami Regional Dialysis Center, Inc.                   89.      Dialysis Licensing Corp.
45.      RCG/Saint Luke's, LLC                                  90.      RCGIH, Inc.
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